COMMONWEALTH CAPITAL PARTNERS, L.P.

c/o Cornwall Capital
One Rockefeller Plaza – Suite 2416	(212) 317-2300
New York, New York 10020	(212) 317-2800 Fax

January 25, 2013

Mr. Kim Cranston. Chairman

Bizzingo, Inc.

649 Mission Street, 5th Floor

San Francisco, CA 94105

Dear Kim,

Following our discussion yesterday, this letter shall serve as my resignation letter from the Board of Directors of Bizzingo, Inc. effective immediately. As we discussed, serving on the Board has required a much larger time commitment than I expected. I need to devote my time to other commitments so, therefore, I think it is appropriate for me to resign.

Sincerely

/s/ Elliot Stein
Elliot Stein Jr.